Applied Blockchain Announces Expiration of Share Lock-Up
DALLAS, TX – June 13, 2022 – Applied Blockchain, Inc. (Nasdaq: APLD) ("Applied Blockchain" or the "Company") today announced the expiration of a share lock-up agreement. In connection with the Company’s initial public offering, on April 12, 2022, 2,040,000 shares of previously existing Applied Blockchain preferred stock were converted into 36,441,489 shares of the Company’s common stock (after giving effect to a one-for-six reverse stock split). The converted stock was restricted from sale until June 11, 2022, after which the shares became freely tradeable pursuant to an effective Registration Statement on Form S-1 (Reg. No. 333-258818).

About Applied Blockchain
Applied Blockchain, Inc. (Nasdaq: APLD) is a builder and operator of next-generation data centers across North America, which provide substantial compute power to blockchain infrastructure and support Bitcoin mining. The Company has partnered with some of the most recognized names in the industry to develop, deploy, and scale its business. Find more information at www.appliedblockchaininc.com. Follow us on Twitter at @APLDBlockchain.

Investor Relations Contacts
Matt Glover or Jeff Grampp, CFA
Gateway Group, Inc.
(949) 574-3860
APLD@gatewayir.com

Media Contact
Catherine Adcock
Gateway Group, Inc.
(949) 574-3860
APLD@gatewayir.com